Exhibit 99.1

Quotient Technology Inc. Announces Second Quarter 2021 Results

  Quarterly Revenue of $123.9M, up 48% over Q2 2020
  GAAP Net Loss of $17.2M
  Adjusted EBITDA of $4.3M
  Signed and went live with Microsoft and MSN.com to offer coupons from Quotient’s network

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--August 5, 2021--Quotient (NYSE: QUOT), the leading digital media and promotions technology company, today reported financial results for the second quarter ended June 30, 2021. Quotient’s complete second quarter 2021 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page in the Investor Relations section of Quotient’s website.

“We delivered another quarter of strong revenues and innovation in Q2,” said Steven Boal, CEO. “Additionally, over the past quarter we reached a milestone, and can now help brands exceed the sales unit volumes and results of the Free-Standing Inserts (FSIs) on our national promotions platform. Having the scale and innovative offerings like our promotion amplification tool, we are providing our customers and retailer partners digital alternatives to offline paper solutions. We believe examples like this validate our value proposition and extend the runway of opportunity ahead of us as a market leader.”

Additionally, on July 30, 2021, Quotient appointed Alison Hawkins, who has spent over twenty years in executive roles with significant leadership accomplishments in financial services, real estate and capital markets, to its Board of Directors and Audit Committee. Concurrently, Michelle McKenna stepped down from Quotient's Board of Directors. Please see Quotient’s filing on Form 8-K dated August 5, 2021 for complete details.

Outlook

In addition to the guidance, we have provided below as well as what we have shared in prior commentary, we are in the midst of contract renewals with certain retailers, which could have an impact on future results.

For the second half of 2021, we expect that all sponsored search revenue will be recognized net of third-party costs. We estimate that this accounting change will reduce revenue and cost of sales by approximately $5 million to $6 million per quarter in each Q3 2021 and Q4 2021. Based on this change, we expect the following:

For the third quarter of 2021, we expect:

  Revenue: $126.0 million to $133.0 million
  Adjusted EBITDA: $2.0 million to $12.0 million
  Operating Cash Flow: $7.0 million to $12.0 million

For the full year 2021, we expect:

  Revenue: $505.0 million to $522.0 million
  Adjusted EBITDA: $50.0 million to $65.0 million
  Weighted Average Basic Shares Outstanding: ~95.0 million

Had we not made changes to our delivery and accounting for sponsored search, our revenue guidance would have been approximately $5 million higher for the third quarter of 2021 and approximately $10 million higher for the full year. This change has not impacted the guidance for Adjusted EBITDA, operating cash flow or weighted average basic shares outstanding.

Conference Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: https://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q2 2021 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. We suggest registering at least 15 minutes before the start of the call to receive your unique PIN code. You may also access the call and register with a live operator by dialing (866) 270-1533, or outside the U.S. (412) 317-0797, at least 15 minutes prior to the 2:00 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: https://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with Adjusted EBITDA, a non-GAAP financial measure. Quotient believes that this non-GAAP measure provides investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expense items in calculating this metric can provide a useful measure for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of promotion service right, certain acquisition-related costs, and restructuring charges. Quotient excludes these items because it believes these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of this non-GAAP financial measure. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant GAAP financial measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company’s ability, through its national promotions platform, to help brands exceed sales unit volumes through digital campaigns as compared to free-standing insert, or paper-delivered, campaigns; the Company’s scale and innovation capabilities, as exemplified by its promotion amplification tool, enabling the Company to provide its customers and retailer partners digital alternatives to offline paper solutions; the Company’s solutions validating and extending the runway of opportunity ahead of it as a market leader; the contract renewal process with certain retailers as potentially impacting the Company’s future results; and the future financial performance of Quotient (including the guidance for the third quarter and full year 2021). Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by advertisers (including consumer packaged goods (CPG) companies) and shifts in advertiser spend to digital solutions; the Company's expectations regarding other growth drivers including its ability to expand its relationships with retailers and obtain and maintain retailer support for its platforms, and its ability to maintain and expand the use by consumers of digital promotions on its platforms; the Company’s ability to innovate and adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC on February 23, 2021 and May 10, 2021, respectively, and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient

Quotient (NYSE: QUOT) is the leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient’s omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General and Peapod Digital Labs, a company of Ahold Delhaize USA. Quotient is headquartered in Mountain View, California, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$238,299	$222,752
Accounts receivable, net	134,230	137,649
Prepaid expenses and other current assets	16,094	18,547
Total current assets	388,623	378,948
Property and equipment, net	19,134	17,268
Operating leases right-of-use-assets	18,247	16,222
Intangible assets, net	27,717	44,898
Goodwill	128,427	128,427
Other assets	898	1,029
Total assets	$583,046	$586,792
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,295	$15,959
Accrued compensation and benefits	14,279	14,368
Other current liabilities	73,326	70,620
Deferred revenues	17,977	12,027
Contingent consideration related to acquisitions	21,410	8,524
Total current liabilities	139,287	121,498
Operating lease liabilities	18,510	15,956
Other non-current liabilities	725	2,358
Contingent consideration related to acquisitions	—	20,930
Convertible senior notes, net	182,899	177,168
Deferred tax liabilities	1,853	1,853
Total liabilities	343,274	339,763

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	721,795	698,333
Accumulated other comprehensive loss	(1,105)	(1,001)
Accumulated deficit	(480,919)	(450,304)
Total stockholders' equity	239,772	247,029
Total liabilities and stockholders' equity	$583,046	$586,792

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$123,880	$83,455	$239,196	$182,242
Cost of revenues(1)	82,161	50,731	154,145	111,842
Gross Margin	41,719	32,724	85,051	70,400
Operating Expenses:
Sales and marketing(1)	28,467	23,814	55,832	48,848
Research and development(1)	11,411	8,621	23,467	19,214
General and administrative(1)	15,009	12,268	27,842	27,358
Change in fair value of contingent consideration	242	3,766	527	4,226
Total operating expenses	55,129	48,469	107,668	99,646
Loss from operations	(13,410)	(15,745)	(22,617)	(29,246)
Interest expense	(3,767)	(3,610)	(7,497)	(7,184)
Other income (expense), net	194	187	(34)	767
Loss before income taxes	(16,983)	(19,168)	(30,148)	(35,663)
Provision for (benefit from) income taxes	218	(35)	467	195
Net loss	$(17,201)	$(19,133)	$(30,615)	$(35,858)

Net loss per share, basic and diluted	$(0.18)	$(0.21)	$(0.33)	$(0.40)

Weighted-average shares used to compute net loss per share, basic and diluted	93,645	90,112	93,038	89,875

(1) The stock-based compensation expense included above was as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cost of revenues	$401	$387	$824	$822
Sales and marketing	1,181	1,323	2,436	2,725
Research and development	977	839	1,949	1,720
General and administrative	3,981	4,457	7,175	9,265
Total stock-based compensation	$6,540	$7,006	$12,384	$14,532

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(30,615)	$(35,858)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17,138	17,843
Stock-based compensation	12,384	14,532
Amortization of debt discount and issuance cost	5,731	5,432
Impairment of promotion service right	2,580	—
Allowance (recovery) for credit losses	(13)	263
Deferred income taxes	467	195
Change in fair value of contingent consideration	527	4,226
Other non-cash expenses	1,906	1,442
Changes in operating assets and liabilities:
Accounts receivable	3,431	30,730
Prepaid expenses and other current assets	2,467	(2,470)
Accounts payable and other current liabilities	(1,670)	(7,551)
Payments for contingent consideration and bonuses	(2,901)	(15,418)
Accrued compensation and benefits	119	(7,478)
Deferred revenues	5,950	2,108
Net cash provided by operating activities	17,501	7,996

Cash flows from investing activities:
Purchases of property and equipment	(6,426)	(4,689)
Net cash used in investing activities	(6,426)	(4,689)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	14,794	1,762
Payments for taxes related to net share settlement of equity awards	(4,110)	(3,327)
Principal payments on promissory note and finance lease obligations	(167)	(91)
Payments for contingent consideration	(6,121)	(14,582)
Net cash provided by (used in) financing activities	4,396	(16,238)
Effect of exchange rates on cash and cash equivalents	76	39
Net increase (decrease) in cash and cash equivalents	15,547	(12,892)
Cash and cash equivalents at beginning of period	222,752	224,764
Cash and cash equivalents at end of period	$238,299	$211,872

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(17,201)	$(19,133)	$(30,615)	$(35,858)
Adjustments:
Stock-based compensation	6,540	7,006	12,384	14,532
Depreciation and amortization	7,707	8,958	17,138	17,843
Acquisition related costs and other(1)	3,251	387	3,733	2,096
Change in fair value of contingent consideration	242	3,766	527	4,226
Interest expense	3,767	3,610	7,497	7,184
Other (income) expense, net	(194)	(187)	34	(767)
Provision for (benefit from) income taxes	218	(35)	467	195

Total adjustments	$21,531	$23,505	$41,780	$45,309

Adjusted EBITDA	$4,330	$4,372	$11,165	$9,451

(1) For the three and six months ended June 30, 2021, "other" includes a charge of $2.6 million related to the impairment of a promotion service right, and restructuring charges of $0.2 million, for both respective periods. The three months ended June 30, 2020, include no other costs. For the six months ended June 30, 2020, other includes restructuring charges of $1.5 million. Acquisition related costs primarily include certain bonuses contingent upon the acquired company meeting certain financial metrics over the contingent consideration period and diligence, accounting, and legal expenses incurred related to certain acquisitions. Restructuring charges relate to severance for certain executive management changes and impacted employees.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q2 FY 20	Q3 FY 20	Q4 FY 20	Q1 FY 21	Q2 FY 21
Net loss	$(19,133)	$(4,218)	$(25,305)	$(13,414)	$(17,201)
Adjustments:
Stock-based compensation	7,006	6,489	7,350	5,844	6,540
Depreciation and amortization	8,957	8,679	9,830	9,431	7,707
Acquistion related costs and other (1)	388	2,393	7,872	482	3,251
Change in fair value of contingent consideration	3,766	1,562	14,446	285	242
Interest expense	3,610	3,646	3,691	3,730	3,767
Other (income) expense, net	(187)	59	(432)	228	(194)
Provision for (benefit from) income taxes	(35)	66	458	249	218

Total adjustments	$23,505	$22,894	$43,215	$20,249	$21,531

Adjusted EBITDA (1)	$4,372	$18,676	$17,910	$6,835	$4,330

Adjusted EBITDA Margin (2)	5%	15%	13%	6%	3%

(1) Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for (benefit from) income taxes, and acquistion related costs and other, which includes: loss contingency of $2.0 million related to a contract dispute during Q3 FY 20; settlement of $6.8 million related to a contract dispute during Q4 FY 20, charge of $2.6 million related to the impairment of a promotion service right and restructuring charge of $0.2 million during Q2 FY21.

(2) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Q2 FY 20	Q1 FY 21	Q2 FY 21
Revenues	$83,455	$115,316	$123,880

Cost of revenues (GAAP)	$50,731	$71,984	$82,161
(less) Stock-based compensation	(387)	(423)	(401)
(less) Amortization of acquired intangible assets	(6,278)	(6,593)	(5,276)
(less) Impairment of promotion service right	—	—	(2,580)
Cost of revenues (Non-GAAP)	$44,066	$64,968	$73,904

Gross margin (GAAP)	$32,724	$43,332	$41,719
Gross margin percentage (GAAP)	39.2%	37.6%	33.7%

Gross margin (Non-GAAP)*	$39,389	$50,348	$49,976
Gross margin percentage (Non-GAAP)	47.2%	43.7%	40.3%

* Non-GAAP gross margin excludes stock-based compensation, amortization of acquired intangible assets and impairment of a promotion service right.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q2 FY 20	Q3 FY 20	Q4 FY 20	Q1 FY 21	Q2 FY 21
Revenues	$83,455	$121,116	$142,529	$115,316	$123,880

Sales and marketing expenses	23,814	24,555	31,124	27,365	28,467
(less) Stock-based compensation	(1,323)	(1,187)	(1,399)	(1,255)	(1,181)
(less) Amortization of acquired intangible assets	(914)	(866)	(866)	(866)	(866)
(less) Restructuring charges	—	—	—	—	(217)
Non-GAAP Sales and marketing expenses	$21,577	$22,502	$28,859	$25,244	$26,203
Non-GAAP Sales and marketing percentage	26%	19%	20%	22%	21%

Research and development	8,621	9,744	11,358	12,056	11,411
(less) Stock-based compensation	(839)	(1,003)	(1,108)	(972)	(977)
Non-GAAP Research and development expenses	$7,782	$8,741	$10,250	$11,084	$10,434
Non-GAAP Research and development percentage	9%	7%	7%	10%	8%

General and administrative expenses	12,268	12,099	14,720	12,833	15,009
(less) Stock-based compensation	(4,457)	(3,857)	(4,364)	(3,194)	(3,981)
(less) Acquisiton related costs	(387)	(393)	(1,039)	(482)	(453)
Non-GAAP General and administrative expenses	$7,424	$7,849	$9,317	$9,157	$10,575
Non-GAAP General and administrative percentage	9%	6%	7%	8%	9%

Non-GAAP Operating expenses*	$36,783	$39,092	$48,426	$45,485	$47,212
Non-GAAP Operating expense percentage	44%	32%	34%	39%	38%

* Non-GAAP operating expenses excludes changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges, and acquisition related costs.

Contacts

Investor Relations Contact:
Christine Marchuska
Vice President of Investor Relations
cmarchuska@quotient.com
Phone: 917-232-0852